Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135048, 333-151965 and 333-175884) and Form S-3 (No. 333-167377) of Town Sports International Holdings, Inc. of our report dated February 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

New York, NY

February 27, 2012